Exhibit 23.1
Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 27, 2026 relating to the consolidated financial statements of Establishment Labs Holdings Inc. (the “Company”) and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Los Angeles, California
February 27, 2026